Exhibit 4.1

NUMBER	UNITS
U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [•]

KENSINGTON CAPITAL ACQUISITION CORP. IV (THE “COMPANY”)

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE, ONE CLASS 1 REDEEMABLE

WARRANT AND ONE CLASS 2 REDEEMABLE WARRANT

THIS CERTIFIES THAT ____________________ is the owner of ___________ Units.

Each Unit (“Unit”) consists of one Class A ordinary share, par value $0.0001 per share (“Ordinary Share”), of Kensington Capital Acquisition Corp. IV, a Cayman Islands exempted company (the “Company”), one Class 1 redeemable warrant (a “Class 1 Warrant”) and one Class 2 redeemable warrant (a “Class 2 Warrant” and each Class 1 Warrant and each Class 2 Warrant, a “Warrant”). Each Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. Each Warrant will become exercisable 30 days after the Company’s completion of a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (each, a “Business Combination”), and will (except for Class 2 Warrants attached to Ordinary Shares that are redeemed prior to the consummation of the initial Business Combination, which Class 2 Warrants will expire upon redemption of such shares) expire unless exercised before 5:00 p.m., New York City Time, on the date that is five years after the date on which the Company completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”). The Class 1 Warrants will separate and begin separate trading on [INSERT 52ND DAY AFTER DATE OF PROSPECTUS OR, IF SUCH DATE IS NOT A BUSINESS DAY, THE FOLLOWING BUSINESS DAY], unless UBS Securities LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the Company’s initial public offering and issuing a press release announcing when separate trading will begin. The Class 2 Warrants will separate and begin separate trading at the consummation of the Company’s initial Business Combination. The terms of the Warrants are governed by a Warrant Agreement (the “Warrant Agreement”), dated as of [INSERT DATE OF WARRANT AGREEMENT], between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agent”), and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Upon the consummation of the initial Business Combination, the Units represented by this certificate will automatically separate into the Ordinary Shares and Warrants comprising such Units.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of its duly authorized officers.

Secretary	Chief Financial Officer

Kensington Capital Acquisition Corp. IV

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	______	Custodian	____
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________Units represented by the within Certificate,

and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated ____________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Company’s final prospectus dated [                ], 2022, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Company redeems the Ordinary Shares sold in its initial public offering and liquidates because it does not consummate an initial business combination by [INSERT DATE THAT IS 24 MONTHS FROM IPO CLOSING], or by such later date approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of the Ordinary Shares sold in its initial public offering if it does not consummate an initial business combination by [INSERT DATE THAT IS 24 MONTHS FROM IPO CLOSING] or with respect to any other provisions relating to the rights of holders of Ordinary Shares or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Ordinary Shares in connection with a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.